SECRETARY OF STATE


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                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that QUILCHENA RESOURCES, INC. did on MARCH 3, 1999 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, On MARCH 4, 1999.


                                        /s/ Dean Heller
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                                        Dean Heller
                                        Secretary of State


                                        By /s/ Kelly R. Davenport
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                                        Kelly R. Davenport
                                        Certification Clerk